UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	November 28, 2006

PROQUEST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3246	36-3580106

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

789 Eisenhower Parkway, PO Box 1346	48106-1346

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code        (734) 761-4700
Not Applicable

(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
ITEM 8.01 OTHER EVENTS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Transaction Services Agreement
Restricted Covenants Agreement
Press Release

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
A. Transition Services Agreement
In connection with the sale of its Business Solutions business described in Item 2.01 below (the “Sale”), on November 28, 2006, ProQuest Company (the “Company”) entered into a Transition Services Agreement (the “Transition Services Agreement”) with Snap-on Incorporated (“Buyer”) pursuant to which the Company agreed to provide certain specified services related to Buyer and its affiliates for specified periods. The foregoing summary description is not complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement filed as Exhibit 10.1 and incorporated herein by reference.
B. Restrictive Covenant Agreement
Also in connection with the Sale, on November 28, 2006, the Company entered into a Restrictive Covenant Agreement (the “Restrictive Covenant Agreement”) with Buyer pursuant to which the Company agreed for a period of five years following the date hereof (except for the United Kingdom, where such period is two years) to certain covenants with respect to noncompetition and nonsolicitation of employees. The foregoing summary description is not complete and is qualified in its entirety by reference to the full text of the Restrictive Covenant Agreement filed as Exhibit 10.2 and incorporated herein by reference.
ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
On November 28, 2006, the Company completed its previously announced Sale to Snap-on Incorporated (“Buyer”). In connection with the Closing: (i) the Company sold all of the issued and outstanding capital stock of ProQuest Business Solutions, Inc., a Delaware corporation, and ProQuest Alison, Inc., a Florida corporation, to Buyer, (ii) the Company’s wholly-owned subsidiary, ProQuest UK Holdings Limited, a company incorporated in England and Wales (“ProQuest UK”), sold all of the issued and outstanding capital stock of ProQuest Business Solutions Ltd., a company incorporated in England and Wales, to Buyer’s affiliate, Snap-on Investment Limited, a company incorporated in England and Wales, (iii) ProQuest UK sold certain assets to Buyer’s affiliate, Snap-on UK Holdings Limited, a company incorporated in England and Wales and (iv) the Company’s wholly-owned subsidiary, ProQuest Information Access Ltd., a corporation incorporated under the laws of Canada, sold certain of its assets to Buyer’s affiliate, Snap-on Tools of Canada, Ltd., a corporation incorporated under the laws of Canada. The aggregate consideration received by the Company at the Closing was $508 million in cash, subject to adjustments, including changes in working capital, and the assumption by Buyer of approximately $19 million of debt in the form of monetized future billings.
ITEM 8.01 OTHER EVENTS.
The Company used the proceeds from the Sale, along with certain other funds from the Company, to repay approximately $472,000,000 of its outstanding indebtedness to its secured creditors under that certain Credit Agreement dated as of January 31, 2005 among the Company, the financial institutions that are parties thereto and LaSalle Bank Midwest National Association, as administrative and collateral agent (“2005 Credit Agreement”); that certain Note Purchase Agreement dated as of October 1, 2002 between the Company and the respective noteholders that are a party thereto, as amended (“2002 Note Purchase Agreement”); that certain Note Purchase Agreement dated as of January 31, 2005 between the Company and the respective noteholders that are a party thereto, as amended (“2005 Note Purchase Agreement”); that certain Credit Agreement dated as of May 2, 2006 among the Company, the financial institutions that are parties thereto and ING Investment Management LLC, as administrative agent (“2006 Credit Agreement”); and, the Waiver and Omnibus Amendment Agreement dated as of May 2, 2006 among the Company, the subsidiary guarantors that are parties thereto, the noteholders that are parties thereto, the bank lenders that are parties thereto, and LaSalle Bank Midwest National Association, as collateral agent (“2006 Waiver”) (the 2005 Credit Agreement, 2002 Note Purchase Agreement, 2005 Note Purchase Agreement, 2006 Credit Agreement and 2006 Waiver, collectively, the “Creditor Agreements”; and the noteholders, the bank lenders, and the collateral and administrative agents to the Creditor Agreements, collectively, the “Creditors”), along with accrued interest, fees and required makewhole premiums. Upon receipt of this paydown, the Creditors released their liens in the stock of ProQuest Business Solutions, Inc. and its subsidiaries, as well as released ProQuest Business Solutions, Inc. and its subsidiaries from the liens and obligations under the Creditor Agreements, the Guaranty and Collateral Agreement dated May 2, 2006, made by the Company and its domestic subsidiaries in favor of LaSalle Bank Midwest National Association, as collateral agent, and the other collateral documents entered into in connection therewith.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
As a result of the Company’s ongoing review related to its earnings restatement, the Company can not file the pro forma financial information with respect to the Sale that is required by this Form 8-K at this time. As previously announced on February 9, 2006, the Company intends to restate certain of its previously issued financial statements due to its discovery of material irregularities in its accounting in numerous accounts. Until the review is complete, the Company’s previously issued financial statements for fiscal years 2000 through 2004, and quarterly periods in 2005 should no longer be relied upon. When the restatement is complete, the Company will amend this Form 8-K to include the required pro forma financial information.
Exhibits
10.1   Transition Services Agreement by and between ProQuest Company and Snap-on Incorporated dated as of November 28, 2006.
10.2   Restrictive Covenants Agreement by and between ProQuest Company and Snap-on Incorporated dated as of November 28, 2006.
99.1   Press Release issued on November 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROQUEST COMPANY (Registrant)
DATE December 4, 2006	BY:	/s/ Todd W. Buchardt
Todd W. Buchardt
Senior Vice President and General Counsel